EXHIBIT 10.35a
EXHIBIT A-1
FORM OF BORROWER’S IN-HOUSE COUNSEL’S OPINION
Attached

May 2, 2007
To each of the Agents and the
Lenders party to the Financing
Agreement referenced below
Re:	Chemed Corporation
Ladies and Gentlemen:
          I am General Counsel to Chemed Corporation, a Delaware corporation (the “Borrower”), and in such capacity have acted as counsel to the Borrower and the subsidiaries of the Borrower identified on Schedule I hereto (the “Subsidiaries” and together with the Borrower, collectively, the “Loan Parties”), in connection with the Credit Agreement of even date herewith (the “Credit Agreement”), by and among the Borrower, the lenders party thereto (each a “Lender” and collectively, the “Lenders”) and JPMorgan Chase Bank, N.A. (in such capacity, the “Administrative Agent”). This opinion is being delivered to you pursuant to Section 4.1.5(a) of the Credit Agreement. All capitalized terms used and not defined herein have the same meanings herein as set forth in the Credit Agreement.
          In that connection, I have examined, caused the examination of, or am otherwise familiar with, originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for purposes of this opinion, including (i) the Credit Agreement, (ii) the Pledge and Security Agreement, (iii) the Guaranty Agreement and (iv) charter and by-laws or other formation documents, as applicable, for each Loan Party. The documents described in clauses (i), (ii) and (iii) and of the immediately preceding sentence are sometimes referred to as the “Specified Loan Documents”. I have also relied, with respect to certain factual matters, on the representations and warranties of each Loan Party contained in the Specified Loan Documents and have assumed compliance by each Loan Party with the terms of the Specified Loan Documents.
          In rendering my opinion, I have assumed (i) the due authorization of the Specified Loan Documents by all parties thereto other than the Subsidiaries incorporated in states other than the State of Delaware that are identified on Schedule II hereto (the “Non-Delaware Subsidiaries”) and (ii) each party to the Specified Loan Documents (other than the Non-Delaware Subsidiaries) has the full power, authority and legal right to enter into and perform its obligations under the Specified Loan Documents to which it is a party.
          Based upon the foregoing, and subject to the qualifications hereinafter set forth, I am of the opinion that:

          1. Each of the Non-Delaware Subsidiaries (other than Vitas Healthcare of Texas, L.P.) has all requisite corporate power and authority to conduct its business as now conducted and to execute and deliver each Specified Loan Document to which it is a party, and to consummate the transactions contemplated by the Specified Loan Documents to which it is a party. Vitas Healthcare of Texas, L.P. has the limited liability partnership power and authority to conduct its business as now conducted and to execute and deliver each Specified Loan Document to which it is a party, and to consummate the transactions contemplated by the Specified Loan Documents to which it is a party. Each of the Non-Delaware Subsidiaries is in good standing in the laws of its respective State of Incorporation (as identified on Schedule II hereto).
          2. Each Loan Party is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except in jurisdictions where the absence of any such qualification could not reasonably be expected to result in a Material Adverse Effect.
          3. The execution and delivery by each Loan Party of each Specified Loan Document to which such Loan Party is a party, as applicable, and the performances by such Loan Party of its obligations thereunder, (a) have been duly authorized by all necessary corporate action, limited partnership action or limited liability company action, as applicable, and (b) do not contravene its charter or by-laws or other formation documents, as applicable.
          4. The execution and delivery by each Loan Party of each Specified Loan Document to which it is a party and the performances by such Loan Party of its obligations thereunder, (a) do not violate the terms of any indenture, mortgage, deed of trust, loan agreement, lease agreement or any other agreement known to me to which it or any of its properties may be bound and the violation of which could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect and (b) do not result in the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties pursuant to the terms of any contractual restriction binding on it or any of its properties that could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect, other than pursuant to or as permitted by the Loan Documents. My opinion does not extend to compliance by any Loan Party with the Senior Unsecured Indenture Documents or any financial ratio or limitation in any contractual restriction expressed as a dollar amount (or an amount expressed in another currency) or to performance under any contractual restriction in the Specified Loan Documents to the extent it restricts actions required under the agreements in clause (a) of the preceding sentence.
          5. Each Specified Loan Document has been duly executed and delivered by each Loan Party which is a party thereto.
          6. The securities described on Schedule III (the “Pledged Securities”) have been duly authorized and validly issued, are fully paid and nonassessable and the Pledge and Security Agreement accurately identifies the Pledged Securities.
          7. To my knowledge, there is no pending or threatened action, suit or proceeding involving any Loan Party before any court or other Governmental Authority or any arbitrator that could reasonably be expected to have a Material Adverse Effect.

          8. No authorization, approval or other action by, and no notice to, consent of, order of or filing with, any United States Federal or Florida, Iowa, Massachusetts, Nevada, Ohio or Texas governmental authority is required to be made or obtained by any of the Non-Delaware Subsidiaries in connection with the execution, delivery and performance by any Non-Delaware Subsidiary of the Specified Loan Documents to which it is a party, other than (i) such reports to United States governmental authorities regarding international capital and foreign currency transactions as may be required pursuant to 31 C.F.R. Part 128, (ii) those that have been made or obtained and are in full force and effect or as to which the failure to be made or obtained or to be in full force and effect should not result, individually or in the aggregate, in a material adverse effect on Borrower and its Subsidiaries, taken as a whole, (iii) such registrations, filings and approvals under Federal or state laws as may be necessary in connection with the exercise of remedies or sale of collateral or the granting of additional security interests or guarantees pursuant to the Specified Loan Documents, (iv) such registrations, filings or approvals that are required in order to perfect or record security interests granted under the Specified Loan Documents and (v) such registrations, filings and approvals that may be required because of the legal or regulatory status of any Lender or because of any other facts specifically pertaining to any Lender.
          9. No Loan Party is required to register as an “investment company” as such term is defined in the Investment Company Act of 1940.
          I understand that you are satisfying yourselves as to the status under Section 548 of the Bankruptcy Code and applicable state fraudulent conveyance laws of the obligations of the Loan Parties under the Loan Documents and I express no opinion thereon. I also express no opinion as to the application or effect of any health care laws or regulations to which Vitas Healthcare Corporation or any of its subsidiaries is subject or the necessity of any authorization, approval or action by, or any notice to, consent of, order of, or a filing with, any Governmental Authority pursuant to any such laws or regulations.
          I am admitted to practice only in the State of Ohio and I express no other opinion as to matters governed by any laws other than the laws of Delaware, Florida, Iowa, Massachusetts, Nevada, Ohio and Texas and the Federal law of the United States of America.

     My opinion is rendered only to the Administrative Agent and the Lenders under the Credit Agreement and is solely for their benefit in connection with the above transactions. In addition, I hereby consent to reliance on this opinion by a permitted assign of a Lender’s interest in the Credit Agreement, provided that such permitted assign becomes a Lender on or prior to the 90th day after the date of this opinion. I am opining as to the matters herein only as of the date hereof, and, while you are authorized to deliver copies of this opinion to such permitted assigns and they are permitted to rely on this opinion, the rights to do so do not imply any obligation on my part to update this opinion. This opinion may not be relied upon by any other person or for any other purpose or used, circulated, quoted or otherwise referred to for any other purpose.
Very truly yours,

Schedule I

Loan Party	Jurisdiction of Organization
COMFORT CARE HOLDINGS CO.	Nevada
Jet Resource, Inc.	Delaware
ROTO-ROOTER CORPORATION	Iowa
ROTO-ROOTER SERVICES COMPANY	Iowa
NUROTOCO OF MASSACHUSETTS, INC.	Massachusetts
Consolidated HVAC, Inc.	Ohio
Roto-Rooter Group, Inc.	Delaware
R.R. UK, Inc.	Delaware
ROTO-ROOTER DEVELOPMENT COMPANY	Delaware
Vitas Healthcare Corporation	Delaware
VITAS Healthcare Corporation of Arizona	Delaware
VITAS Healthcare Corporation of Georgia	Delaware
Vitas Healthcare Corporation of California	Delaware
Vitas Healthcare Corporation of Central Florida	Delaware
Vitas Healthcare Corporation of Florida	Florida
Vitas Healthcare Corporation of Illinois	Delaware
VITAS HEALTHCARE CORPORATION OF OHIO	Delaware
Vitas Healthcare Corporation Atlantic	Delaware
Vitas Healthcare Corporation Midwest	Delaware
VITAS HME Solutions, Inc.	Delaware
Vitas Holdings Corporation	Delaware
Hospice Care Incorporated	Delaware
VITAS CARE SOLUTIONS, INC.	Delaware
Vitas Hospice Services, L.L.C.	Delaware
Vitas Healthcare of Texas, L.P.	Texas

Schedule II

Non-Delaware Subsidiary	Jurisdiction of Organization

COMFORT CARE HOLDINGS CO.	Nevada

ROTO-ROOTER CORPORATION	Iowa

ROTO-ROOTER SERVICES COMPANY	Iowa

NUROTOCO OF MASSACHUSETTS, INC.	Massachusetts

Consolidated HVAC, Inc.	Ohio

Vitas Healthcare Corporation of Florida	Florida

Vitas Healthcare of Texas, L.P.	Texas

Schedule III

		Shares of Common
		Stock owned by the
		Grantor Subject
Issuer	Grantor	to Pledge
COMFORT CARE HOLDINGS CO.	CHEMED CORPORATION	1,000
Jet Resource, Inc.	CHEMED CORPORATION	1,000
Roto-Rooter Group, Inc.	CHEMED CORPORATION	1,000
ROTO-ROOTER DEVELOPMENT COMPANY	ROTO-ROOTER CORPORATION	1,000
ROTO-ROOTER CORPORATION	Roto-Rooter Group, Inc.	1,000
ROTO-ROOTER SERVICES COMPANY	Roto-Rooter Group, Inc.	1,000
R.R. UK, Inc.	Roto-Rooter Group, Inc.	1000
NUROTOCO OF MASSACHUSETTS, INC.	ROTO-ROOTER SERVICES COMPANY	1 999
Consolidated HVAC, Inc.	ROTO-ROOTER SERVICES COMPANY	1,000
Vitas Healthcare Corporation	COMFORT CARE HOLDINGS CO.	1,000
Vitas Healthcare Corporation of California	Vitas Hospice Services, L.L.C.	1,000
Vitas Healthcare Corporation of Central Florida	Vitas Hospice Services, L.L.C.	1,000
Vitas Healthcare Corporation of Florida	Vitas Hospice Services, L.L.C.	100
Vitas Healthcare Corporation of Illinois	Vitas Hospice Services, L.L.C.	1,000
VITAS HEALTHCARE CORPORATION OF OHIO	Vitas Hospice Services, L.L.C.	1,000
VITAS HEALTHCARE CORPORATION ATLANTIC	Vitas Hospice Services, L.L.C.	1,000
VITAS HEALTHCARE CORPORATION MIDWEST	Vitas Hospice Services, L.L.C.	1,000
VITAS HME Solutions, Inc.	Vitas Hospice Services, L.L.C.	1,000
Vitas Holdings Corporation	Vitas Hospice Services, L.L.C.	1,000
Hospice Care Incorporated	Vitas Hospice Services, L.L.C.	1,000
VITAS CARE SOLUTIONS, INC.	Vitas Hospice Services L.L.C.	1,000
VITAS Healthcare Corporation of Georgia	Vitas Hospice Services, L.L.C.	1,000
VITAS Healthcare Corporation of Arizona	Vitas Hospice Services, L.L.C.	1,000

EXHIBIT A-2
FORM OF CRAVATH SWAINE & MOORE LLP OPINION
Attached

May 2, 2007
Chemed Corporation
Ladies and Gentlemen:
          We have acted as special New York counsel to Chemed Corporation, a Delaware corporation (the “Borrower”), in connection with the Credit Agreement of even date herewith (the “Credit Agreement”), among the Borrower, the lenders party thereto (collectively, the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). This opinion is being delivered to you pursuant to Section 4.1.5(b) of the Credit Agreement. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement.
          In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including:
          (i) the Credit Agreement,
          (ii) the Pledge and Security Agreement, and
          (iii) the Guaranty Agreement,
The documents described in clauses (i), (ii) and (iii) of the immediately preceding sentence are sometimes referred to herein as the “Agreements”. We have also relied, with respect to certain factual matters, on the representations and warranties of each Credit Party contained in the Agreements and have assumed compliance by each Credit Party with the terms of the Agreements.
          In rendering our opinion, we have assumed (a) the genuineness of all signatures, (b) the due existence of each Credit Party, (c) that each Credit Party has all necessary power, authority and legal right to execute and deliver the Agreements to which it is a party and to perform its obligations thereunder, (d) the due authorization, execution and delivery of the Agreements by all parties thereto, (e) the authenticity of all documents submitted to us as originals, (f) the conformity to original documents of all documents submitted to us as copies and (g) that the choice of New York law contained in the Agreements was not qualified by giving effect to Federal laws applicable to national banks.
          Based on the foregoing and subject to the qualifications hereinafter set forth, we are of opinion as follows:

          1. The execution and delivery by each Credit Party of the Agreements to which it is a party, the performance by each Credit Party of its obligations thereunder and the grant by each Grantor and Pledgor (each as defined in the Pledge and Security Agreement) of security interests pursuant to the Pledge and Security Agreement will not violate any law, rule or regulation of the United States of America or the State of New York.
          2. To the extent governed by New York law, each Agreement constitutes a legal, valid and binding obligation of each Credit Party party thereto, enforceable against such Credit Party in accordance with its terms, subject in each case to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law. The foregoing opinion is subject to the following qualifications: (i) certain provisions of the Agreements are or may be unenforceable in whole or part under the laws of the State of New York, but the inclusion of such provisions does not affect the validity of the Agreements or the liens and security interests purported to be created by the Agreements, and the Agreements contain adequate provisions for the practical realization of the principal rights and benefits intended to be afforded thereby, (ii) insofar as provisions contained in the Agreements provide for indemnification or limitations on liability, the enforceability thereof may be limited by public policy considerations, (iii) the availability of a decree for specific performance or an injunction is subject to the discretion of the court requested to issue any such decree or injunction and (iv) we express no opinion as to the effect of the laws of any jurisdiction other than the State of New York where any Lender may be located or where enforcement of the Agreements may be sought that limit the rates of interest legally chargeable or collectible.
          3. No authorization, approval or other action by, and no notice to, consent of, order of or filing with, any United States Federal or New York State governmental authority is required to be made or obtained by any Loan Party in connection with the execution, delivery and performance by any Credit Party of the Agreements to which it is a party or the grant by each Grantor and Pledgor of the security interests under the Pledge and Security Agreement, other than (i) such reports to United States governmental authorities regarding international capital and foreign currency transactions as may be required pursuant to 31 C.F.R. Part 128, (ii) those that have been made or obtained and are in full force and effect or as to which the failure to be made or obtained or to be in full force and effect should not result, individually or in the aggregate, in a material adverse effect on Borrower and its Subsidiaries, taken as a whole, (iii) such registrations, filings and approvals under Federal or state laws as may be necessary in connection with the exercise of remedies or sale of collateral or the granting of additional security interests or guarantees pursuant to the Agreements, (iv) such registrations, filings or approvals that are required in order to perfect or record security interests granted under the Agreements and (v) such registrations, filings and approvals that may be required because of the legal or regulatory status of any Lender or because of any other facts specifically pertaining to any Lender.
          4. Assuming that the Borrower complies with the provisions of the Credit Agreement relating to the use of proceeds of the Loans, the making of the Loans under the Credit

Agreement on the date hereof does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.
          5. The provisions of the Pledge and Security Agreement are sufficient to create in favor of the Administrative Agent a security interest in all right, title and interest of each Credit Party party thereto in such of the Collateral (as defined therein) as constitutes “accounts”, “chattel paper”, “documents”, “equipment”, “general intangibles”, “goods”, “instruments”, “inventory” and “investment property” within the meaning of the Uniform Commercial Code of the State of New York as in effect on the date hereof (the “New York UCC”) (such of the Collateral being hereinafter referred to as the “Specified UCC Collateral”), to the extent that the creation of security interests in the Specified UCC Collateral is governed by the New York UCC.
          6. Upon delivery to and the continued possession by the Administrative Agent, in each case in the State of New York, of all certificates evidencing the securities described in Annex I hereto and pledged on the date hereof under the Pledge and Security Agreement that constitute certificated securities within the meaning of Article 8 of the New York UCC (the “Pledged Certificates”), issued or endorsed in the name of the Administrative Agent or in blank or together with stock powers properly executed in the name of the Administrative Agent or in blank with respect thereto, the security interest in favor of the Administrative Agent for the benefit of the Holders of Secured Obligations in such Pledged Certificates will be perfected. The security interest in such Pledged Certificates will be prior to any security interest, lien, charge or encumbrance that must be perfected by possession or filing under the New York UCC, to the extent that the creation and perfection of security interests in such Pledged Certificates is governed by the New York UCC.
          The opinion expressed in this paragraph 6 is based on the assumption that the Administrative Agent has obtained control (for purposes of Article 9 of the New York UCC) of, and the Holders of Secured Obligations have acquired their security interest in, the Pledged Certificates for value. For purposes of the foregoing sentence, the term “value” shall have the meaning given to such term in the New York UCC.
          7. Our opinions expressed in paragraphs 5 and 6 are further qualified as follows:
     1. we express no opinion as to (i) rights in or title to the Pledged Certificates or any Collateral held by any Credit Party or (ii) the completeness or accuracy of the description in such documents of any Collateral;
     2. we express no opinion as to the creation or perfection of any security interests (i) in any item of Collateral other than (as to creation and perfection) the Pledged Certificates and (as to creation) the Specified UCC Collateral or (ii) in any item of Collateral that is expressly excluded from the application of the New York UCC pursuant to Section 9-109 thereof;
     3. we express no opinion as to the perfection of any security interest in any “proceeds” (as such term is defined in the New York UCC) and note that the creation and perfection of any such interest is limited to the extent set forth in Section 9-315 of the New York UCC;
     4. except as specifically set forth in paragraph 6, we express no opinion as to the priority of any security interest created under the Agreements, and we express no opinion in paragraph 6 as to the relative priority of the security interest in the Pledged Certificates as against (i) any claim or lien in favor of the United States of America or any agency or instrumentality thereof (including, without limitation, Federal tax liens and liens under Title IV of the Employee Retirement Income Security Act of 1974, as amended), (ii) the claim of a lien creditor to the extent set forth in Section 9-317 or 9-323 of the New York UCC or (iii) another secured party with a perfected security interest in other property of any Credit Party to the extent any item of Collateral constitutes proceeds of such other creditor’s property to the extent set forth in Section 9-322 of the New York UCC or (iv) in the case of certificated securities, negotiable documents or instruments (as defined in Section 9-102(a)(47) of the New York UCC), another secured party with a security interest perfected without filing or the taking of possession to the extent set forth in Section 9-312(e) of the New York UCC ;
     5. in the case of property that becomes Collateral after the date hereof, Section 552 of Title 11 of the United States Code (the “Bankruptcy Code”) limits the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case;
     6. we express no opinion as to the validity or enforceability of any security interest in goods (as defined in the New York UCC) that have been bought by a buyer in the ordinary course of business (as defined in Section 1-201 of the New York UCC);
     7. we express no opinion regarding any copyrights, patents, trademarks, service marks or other intellectual property, the proceeds thereof, or money due with respect to the lease, license or use thereof except to the extent Article 9 of the New York UCC may be applicable to the foregoing, and we express no opinion as to the effect of any Federal laws relating to copyrights, patents, trademarks, service marks or other intellectual property on the opinions expressed herein;
     8. we express no opinion as to security interests in any item of collateral subject to any restriction on or prohibition against assignment or transfer contained in or otherwise applicable to such item of collateral or any contract, agreement, license, permit, security, instrument or document constituting, evidencing or relating to such item, except to the extent that any such restriction or prohibition is rendered ineffective pursuant to any of Sections 9-406 through 9-409, inclusive, of the New York UCC. We note that even though the New York UCC may render such a restriction or prohibition ineffective for purposes of creation or perfection of a security interest, nonetheless, in many cases, such a security interest may represent only limited rights in the related items of collateral and be subject to various restrictions (including restrictions on rights of use, assignment and enforcement); and

     9. we express no opinion as to any Collateral constituting claims against any government or governmental agency, including any Collateral that is subject to the Federal Assignment of Claims Act.
          We express no opinion herein as to any provision in any Agreement that (a) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related to the Agreements (such as the provision found in Section 15.2 of the Credit Agreement), (b) contains a waiver of an inconvenient forum (such as the provision found in Section 15.2 of the Credit Agreement), (c) relates to a right of setoff in respect of purchases of interests in loans (such as the provision found in Section 11.2 of the Credit Agreement) or with respect to parties that may not hold mutual debts (such as the provision found in Section 11.1 of the Credit Agreement), (d) provides for liquidated damages, (e) relates to the waiver of rights to jury trial (such as the provision found in Section 15.3 of the Credit Agreement), (f) relates to governing law to the extent that it purports to affect the choice of law governing perfection and the effect of perfection and non-perfection of security interests or (h) relates to any arrangement or similar fee payable to any arranger (including the Arranger and the Administrative Agent) of the commitments or loans under the Credit Agreement or any fee not set forth in the Agreements. We also express no opinion as to (v) the enforceability of the provisions of any Agreement to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived, (w) whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for in the Agreements, (x) with respect to any Credit Party organized under the laws of the State of Delaware, the effect of any provision in the certificate of incorporation of such Credit Party of the type permitted by Section 102(b)(2) of the General Corporation Law of the State of Delaware, (y) the effect of qualifying the choice of New York law by giving effect to Federal laws applicable to national banks or (z) the application or effect of any laws or regulations relating to the provision of healthcare products or services to which Vitas Healthcare Corporation or any Credit Party or any of its subsidiaries is subject or the necessity of any authorization, approval or action by, or any notice to, consent of, order of, or a filing with, any Governmental Authority pursuant to any such laws or regulations.
          We understand that you are satisfying yourselves as to the status under Section 548 of the Bankruptcy Code and applicable state fraudulent conveyance laws of the obligations of each Credit Party and the security interests of the Agent and the Lenders under the Agreements, and we express no opinion thereon.
          We are admitted to practice only in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York and the Federal law of the United States of America. Our opinions relating to security interests are limited to Article 8 and Article 9 of the New York UCC and do not address (i) laws of jurisdictions other than New York, and laws of New York except for Article 8 or Article 9, as the case may be, (ii) collateral of a type not subject to Article 8 or Article 9 of the New York UCC, (iii) what law governs perfection and the effect of perfection or non-perfection of such security interests or (iv) the effect, if any, of laws of jurisdictions other than New York on the creation, perfection or priority of such security interests.

          This opinion is rendered only to the Administrative Agent and the Lenders under the Credit Agreement and is solely for their benefit in connection with the above transactions. In addition, we hereby consent to reliance on this opinion by a permitted assign of a Lender’s interest in the Credit Agreement, provided that such permitted assign becomes a Lender on or prior to the 90th day after the date of this opinion. We are opining as to the matters herein only as of the date hereof, and, while you are authorized to deliver copies of this opinion to such permitted assigns and they are permitted to rely on this opinion, the rights to do so do not imply any obligation on our part to update this opinion. This opinion may not be relied upon by any other person or for any other purpose or used, circulated, quoted or otherwise referred to for any other purpose.
Very truly yours,
JPMorgan Chase Bank, N.A., as
Administrative Agent for the Lenders
under the Pledge and Security
Agreement referred to above,
JPMorgan Chase Bank, N.A., as Administrative
Agent under the Credit Agreement
referred to above, and each of the lending
and other financial institutions
party to the Credit Agreement
In care of:
   JPMorgan Chase Bank, N.A.
      8044 Montgomery Road, Floor 3
         Cincinnati, OH 45236

Annex I

Issuer	Loan Party	Certificate Number
COMFORT CARE HOLDINGS CO.	CHEMED CORPORATION	1
Jet Resource, Inc.	CHEMED CORPORATION	1
Roto-Rooter Group, Inc.	CHEMED CORPORATION	2
ROTO-ROOTER DEVELOPMENT COMPANY	ROTO-ROOTER CORPORATION	1
ROTO-ROOTER CORPORATION	Roto-Rooter Group, Inc.	2
ROTO-ROOTER SERVICES COMPANY	Roto-Rooter Group, Inc.	226
R.R. UK, Inc.	Roto-Rooter Group, Inc.	1
NUROTOCO OF MASSACHUSETTS, INC.	ROTO-ROOTER SERVICES COMPANY	1 2
Consolidated HVAC, Inc.	ROTO-ROOTER SERVICES COMPANY	2
Vitas Healthcare Corporation	COMFORT CARE HOLDINGS CO.
Vitas Healthcare Corporation of California	Vitas Hospice Services, L.L.C.	2
Vitas Healthcare Corporation of Central Florida	Vitas Hospice Services, L.L.C.	2
Vitas Healthcare Corporation of Florida	Vitas Hospice Services, L.L.C.	4
Vitas Healthcare Corporation of Illinois	Vitas Hospice Services, L.L.C.	1
VITAS HEALTHCARE CORPORATION OF OHIO	Vitas Hospice Services, L.L.C.	2
VITAS HEALTHCARE CORPORATION ATLANTIC	Vitas Hospice Services, L.L.C.	2
VITAS HEALTHCARE CORPORATION MIDWEST	Vitas Hospice Services, L.L.C.	1
VITAS HME Solutions, Inc.	Vitas Hospice Services, L.L.C.	2
Vitas Holdings Corporation	Vitas Hospice Services, L.L.C.	3
Hospice Care Incorporated	Vitas Hospice Services, L.L.C.	2
VITAS CARE SOLUTIONS, INC.	Vitas Hospice Services L.L.C.	1
VITAS Healthcare Corporation of Georgia	Vitas Hospice Services, L.L.C.	5
VITAS Healthcare Corporation of Arizona	Vitas Hospice Services, L.L.C.	1

EXHIBIT A-3
FORM OF RICHARDS, LAYTON & FINGER, P.A. OPINION
Attached

EXHIBIT B
FORM OF COMPLIANCE CERTIFICATE
To:	The Lenders under the Credit Agreement described below
          This Compliance Certificate is furnished pursuant to that certain Credit Agreement, dated as of May [__], 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Chemed Corporation, a Delaware corporation, as the Borrower (the “Borrower”), certain financial institutions from time to time party thereto as lenders (the “Lenders”) and JPMorgan Chase Bank, National Association, as Administrative Agent for itself and the other Lenders (the “Administrative Agent”). Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.
          THE UNDERSIGNED HEREBY CERTIFIES THAT:
          1. I am the duly elected __________ of the Borrower;1 and
          2. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Credit Agreement, all of which data and computations are true and correct.
          The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___ day of __________, 20__.

CHEMED CORPORATION, as the Borrower
By:
Name:
	Title:	[Chief Financial Officer][Treasurer]

[1]	Per Section 6.1.3 of the Credit Agreement, this certificate is to be completed and executed by the chief financial officer or treasurer.

SCHEDULE I TO COMPLIANCE CERTIFICATE
Compliance as of _________ ___, 20___ (the “Compliance Date”) with
Provisions of Sections [6.20], [6.21], [6.22], [6.23] and [6.26] of the Credit Agreement
I.	FINANCIAL COVENANTS

A.	LEVERAGE RATIO (Section 6.20)

(1)	Consolidated Funded Indebtedness

	(a)	Consolidated Indebtedness (includes only amounts classified on balance sheet as long-term Indebtedness)		$___________

	(b)	Stated or face amount of all Letters of Credit (other than Letters of Credit to the extent collateralized by cash or Cash Equivalent Instruments)	+	$___________

	(c)	Consolidated Funded Indebtedness (sum of (a) plus (b))		$___________

(2)	Consolidated EBITDA

	(a)	Consolidated Net Income from continuing operations		$___________

	(b)	Consolidated Interest Expense	+	$___________

	(c)	Expense for taxes paid or accrued	+	$___________

	(d)	Depreciation	+	$___________

	(e)	Amortization expense of the Borrower and its consolidated Subsidiaries (including amortization recorded in connection with the application of Financial Accounting Standard No. 142 (Goodwill and Other Intangibles))	+	$___________

	(f)	Dividends, distributions and payments under any employee stock award or incentive plans plus any employment taxes, cash fringes and employee benefit charges payable in connection therewith	+	$___________

(g)	All other non-cash charges of the Borrower and its consolidated Subsidiaries (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period)	+	$___________

(h)	Interest income and non-cash items of income of the Borrower and its consolidated Subsidiaries	-	$___________

(i)	The aggregate amount of the awards remitted by the Borrower to its senior management under the current Multi-Year Management Incentive Plans (provided that no more than $5,000,000 of cash compensation, payments or awards remitted to senior management shall be included in this calculation)	+	$___________

(j)	Non-cash charges arising from compensation expense as a result of Financial Accounting Standards Board Statement 123R, “Share Based Payments”	+	$___________

(k)	Any loss incurred by the Borrower as a result of the early extinguishment of Indebtedness, including in connection with redemption of the Senior Unsecured Notes	+	$___________

(l)	All non-recurring costs and expenses incurred in connection with the consummation of any Permitted Acquisition, Investment, asset disposition, issuance or repayment of debt, issuance of equity securities refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not yet completed) and any non-recurring charges or non-recurring costs incurred as a result of such transaction, including all such costs, expenses and charges in connection with the Convertible Note Offering and the redemption, and refinancing pursuant to the Credit Agreement, of the Senior Unsecured Notes	+	$___________

(m)	Yellow Pages Advertising Expense	+	$___________

	(n)	Up to $25,000,000 in respect of litigation costs and expenses (including settlement amounts) related to matters settled prior to the Closing Date and matters disclosed in the Borrower’s Form 10-Q Quarterly report filed with the SEC for the fiscal quarter ended March 31, 2007	+	$___________

	(o)	Consolidated EBITDA	=	$___________

(3)	Leverage Ratio (Ratio of A(1)(c) to A(2)(o))			_______to1.00

(4)	Maximum Leverage Ratio for any fiscal quarter is required to be equal to or less than the ratio set forth below opposite the final day of such Fiscal Quarter:

Fiscal Quarter Ending	Maximum Leverage Ratio

As of the Closing Date	3.75 to 1.00
June 30, 2007	3.75 to 1.00
September 30, 2007	3.75 to 1.00
December 31, 2007	3.75 to 1.00
March 31, 2008	3.75 to 1.00

Each fiscal quarter thereafter	3.50 to 1.00
B.	FIXED CHARGE COVERAGE RATIO (Section 6.21)

(1)

	(a)	Consolidated EBITDA (A(2)(o) above)		$___________

	(b)	Consolidated Capital Expenditures	-	$___________

	(c)	Total:		$___________

(2)

	(a)	Consolidated Interest Expense		$___________

	(b)	Consolidated Current Maturities (including, without limitation, Capitalized Lease Obligations)	+	$___________

	(c)	Cash dividends paid on equity interests of the Borrower	+	$___________

	(d)	Expenses for cash income taxes paid	+	$___________

	(e)	Total:		$___________

(3)	Fixed Charge Coverage Ratio (Ratio of B(1)(c) to B(2)(e))			________ to1.00

(4)	Fixed Charge Coverage Ratio for any Fiscal Quarter is required to be equal to or greater than 1.50 to 1.00.
C.	MINIMUM CONSOLIDATED NET WORTH (Section 6.22)

(1)	Closing Date Net Worth Amount

	(a) The aggregate amount paid to repurchase the Borrower’s capital stock during the period beginning on the Closing Date and ended on the six-month anniversary thereof (or, if earlier, on the Compliance Date)	$___________

	(b) The excess of $350,000,000 over the lesser of $100,000,000 and (a)	$___________

(2)	50% of the sum of Consolidated Net Income (if positive) earned in each fiscal quarter beginning with the fiscal quarter ending on June 30, 2007	$___________

(3)	Minimum Consolidated Net Worth (the sum of C(1)(b) and C(2)):	$___________

(4)	State whether Consolidated Net Worth was equal to or greater than C(3) (Consolidated Net Worth is required to be greater than or equal to item C(3) at the Compliance Date)	Yes/No
II.	OTHER MISCELLANEOUS PROVISIONS

A.	OPERATING LEASES (Section 6.23)

(1)	The annual aggregate amount of liabilities of the Borrower and its Subsidiaries under Operating Leases, synthetic leases or tax ownership operating leases (not to exceed $30,000,000)	$___________
B.	CREDIT PARTIES’ ASSET VALUE (Section 6.26)

(1)	Credit Parties’ Asset Value (not to be less than $700,000,000 at the end of any fiscal quarter)	$___________

EXHIBIT C
FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
     This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including, without limitation, any letters of credit, guaranties and swingline loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:		[and is an Affiliate/Approved

Fund of [identify Lender]2]

3.	Borrower:	Chemed Corporation

4.	Agent:	JPMorgan Chase Bank, National Association	as the Administrative Agent under the Credit Agreement

5.	Credit Agreement: The Credit Agreement dated as of May [__], 2007 among the

[2]	Select as applicable.

Borrower, the Lenders, and the Administrative Agent.

6.	Assigned Interest:

	Aggregate Amount of	Amount of
	Commitment/Loans	Commitment/Loans	Percentage Assigned of
Facility Assigned	for all Lenders*	Assigned*	Commitment/Loans[3]
____________[4]	$	$	_______	%
____________	$	$	_______	%
____________	$	$	_______	%

7.	Trade Date:	________________________[5]
Effective Date: ____________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE ADMINISTRATIVE AGENT.]
     The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]
By:
Title:

[Consented to and]6 Accepted:

JPMORGAN CHASE BANK, National Association, as Administrative Agent
By:
Title:

*	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[4]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Agreement.

[5]	Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.

[6]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[Consented to:]7

[CHEMED CORPORATION, as Borrower]
By:
Title:

[7]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX 1
TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
          1. Representations and Warranties.
          1.1 Assignor. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document, (v) inspecting any of the property, books or records of the Borrower, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.
          1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA, (v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vii) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
          2. Payments. The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
          3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the internal law of the State of New York.

SCHEDULE 1
ADMINISTRATIVE QUESTIONNAIRE
(Schedule to be supplied by Closing Unit or Trading Documentation Unit)
US AND NON-US TAX INFORMATION REPORTING REQUIREMENTS
(Schedule to be supplied by Closing Unit or Trading Documentation Unit)

EXHIBIT D
FORM OF LOAN/ CREDIT RELATED MONEY TRANSFER INSTRUCTIONS
To JPMorgan Chase Bank, National Association,
as Administrative Agent (the “Administrative Agent”) under the Credit Agreement described below.
Re:	Credit Agreement, dated as of May [__], 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Chemed Corporation, a Delaware corporation, as the Borrower (the “Borrower”), certain financial institutions party thereto as lenders (the “Lenders”) and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.
     The Administrative Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Administrative Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Administrative Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.14 of the Credit Agreement.
Facility Identification Number(s)

Customer/Account Name Chemed Corporation
Transfer Funds To

For Account No.

Reference/Attention To

Authorized Officer (Customer Representative)	Date ______________

(Please Print)	Signature

Bank Officer Name	Date ______________

(Please Print)	Signature

D-1

EXHIBIT E-1
FORM OF REVOLVING LOAN NOTE

$[__________]	[DATE]
     CHEMED CORPORATION, a Delaware corporation (the “Borrower”), promises to pay to [LENDER] or its registered assigns (the “Lender”) [_______] DOLLARS ($[_________]) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to Borrower pursuant to the Credit Agreement (as hereinafter defined), in immediately available funds at the place specified pursuant to Article II of the Credit Agreement, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Credit Agreement. The Borrower shall pay, in Dollars, the principal of and accrued and unpaid interest on the Revolving Loans in full on the Revolving Loan Termination Date and shall make such mandatory payments as are required to be made under the terms of Article II of the Credit Agreement.
     The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Revolving Loan and the date and amount of each principal payment hereunder.
     This Revolving Loan Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement, dated as of May [__], 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the financial institutions from time party thereto as lenders (the “Lenders”) and JPMorgan Chase Bank, National Association, as Administrative Agent, to which Credit Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Credit Agreement. This Note is also entitled to the benefits of the Collateral Documents and the obligations evidenced hereby are secured by the Liens granted under the Collateral Documents.
     This Note shall be governed by, and construed in accordance with, the internal laws, but without regard to the conflict of law provisions, of the State of New York, but giving effect to federal laws applicable to national banks.

E-1-1

CHEMED CORPORATION, as the Borrower
By:
Name:
Title:

E-1-2

SCHEDULE OF REVOLVING LOANS AND PAYMENTS OF PRINCIPAL
TO
REVOLVING LOAN NOTE OF CHEMED CORPORATION
[DATE]

	Principal	Principal
	Amount of	Amount	Unpaid
Date	Revolving Loan	Paid	Balance

E-1-3

EXHIBIT E-2
FORM OF TERM LOAN NOTE

$[__________]	[DATE]
     CHEMED CORPORATION, a Delaware corporation (the “Borrower”), promises to pay to [LENDER] or its registered assigns (the “Lender”) [_______] DOLLARS ($[_________]) or, if less, the aggregate unpaid principal amount of the Term Loan made by the Lender to Borrower pursuant to the Credit Agreement (as hereinafter defined), in immediately available funds at place specified pursuant to Article II of the Credit Agreement, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Credit Agreement. The Borrower shall pay, in Dollars, the principal of and accrued and unpaid interest on the Term Loan in full on the Term Loan Maturity Date. The principal indebtedness evidenced hereby shall be payable in installments as set forth in Article II of the Credit Agreement with a final installment payable on the Term Loan Maturity Date.
     The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of the Term Loan and the date and amount of each principal payment hereunder.
     This Term Loan Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement, dated as of May [__], 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the financial institutions from time to time party thereto as lenders (the “Lenders”) and JPMorgan Chase Bank, National Association, as Administrative Agent, to which Credit Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Credit Agreement. This Note is also entitled to the benefits of the Collateral Documents and the obligations evidenced hereby are secured by the Liens granted under the Collateral Documents.
     This Note shall be governed by, and construed in accordance with, the internal laws, but without regard to the conflict of law provisions, of the State of New York, but giving effect to federal laws applicable to national banks.

E-2-1

CHEMED CORPORATION, as the Borrower
By:
Name:
Title:

E-2-2

SCHEDULE OF TERM LOANS AND PAYMENTS OF PRINCIPAL
TO
TERM LOAN NOTE OF CHEMED CORPORATION
[DATE]

	Principal	Maturity	Principal
	Amount of	of Interest	Amount	Unpaid
Date	Term Loan	Period	Paid	Balance

E-2-3

EXHIBIT F
FORM OF OFFICER’S CERTIFICATE
OFFICER’S CERTIFICATE
          I, the undersigned, hereby certify to the “Administrative Agent” and the “Lenders” (each as defined below) that I am the ________________ of Chemed Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the “Borrower”). Capitalized terms used herein and not otherwise defined herein are as defined in that certain Credit Agreement, dated as of May [__], 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the financial institutions from time to time party thereto as lenders (the “Lenders”) and JPMorgan Chase Bank, National Association, as Administrative Agent. Capitalized terms used herein shall have the meanings set forth in the Credit Agreement.
          I further certify to the Administrative Agent and the Lenders, as such officer and not individually, that, pursuant to Section 6.1.3 of the Credit Agreement, as of the date hereof:
1. No Event of Default or Unmatured Event of Default has occurred and is continuing [other than the following (describe the nature of the Event of Default or Unmatured Event of Default and the status thereof)].
[2. The representations and warranties of the Borrower contained in Article V of the Credit Agreement are true and correct in all material respects on and as of the date of this Certificate to the same extent as though made on and as of the date hereof except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.]8
[3. Other than as disclosed in public filings with the Securities and Exchange Commission prior to the initial Credit Extension Date, no material adverse change in the business, assets, condition (financial or otherwise), or Property of the Borrower and its Subsidiaries, taken as a whole, has occurred since December 31, 2006.]9
          IN WITNESS WHEREOF, I hereby subscribe my name on behalf of the Borrower on this ____ day of ___________, 20__.

CHEMED CORPORATION, as the Borrower
By:

[8]	Bracketed language will only be included in the Officer’s Certificate delivered on the Closing Date.

[9]	Bracketed language will only be included in the Officer’s Certificate delivered on the Closing Date.
Name:
Title:

F-1

EXHIBIT G
LIST OF CLOSING DOCUMENTS
Attached

G-1